Exhibit 10.19

THIRD AMENDMENT TO LEASE AGREEEMENT

This THIRD AMENDMENT TO LEASE AGREEEMENT (the “Third Amendment”) is made and entered into effective as of January 28, 2021, by and between Sohani Heritage Trust ("Lessor") and Left Gate Property Holding, LLC d/b/a Texas Direct Auto ("Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated May 21, 2011 (the “Original Lease”) covering those certain premises (the “Premises”) commonly known as 12002 Southwest Freeway, Stafford, Texas, as more particularly described in the Lease.

WHEREAS, Lessor and Lessee amended the Lease pursuant to the First Amendment to Lease Agreement, dated December 28, 2018, and the Second Amendment to Lease Agreement, dated May 1, 2020  (the “Amendments” and together with the Original Lease, the “Lease”).

WHEREAS, the Amendments incorrectly refers to Lessee as Vroom, Inc., as successor to Left Gate Property Holdings, Inc. and the correct name of Lessee and the successor in interest to Left Gate Property Holdings, Inc. is Left Gate Property Holding, LLC.

WHEREAS, Lessor and Lessee desire to further amend the Lease to modify the terms of the Lease to extend the Lease through December 31, 2023, and modify the rent schedule for the remaining term of the Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Recitals.     The foregoing recitals are true and correct and are incorporated herein by reference as if they are set forth below.

2.Definitions.  Except as is otherwise defined herein, all defined terms hereinafter set forth in this Third Amendment shall have the same meaning as and when such defined terms are used in the Lease.

3.   Term.  Notwithstanding anything to the contrary provided in the Lease, Lessor and Lessee hereby agree that the term of the Lease will be extended and will terminate at 11:59 PM Houston, Texas time, on December 31, 2023.  The parties agree that Lessor shall have the right to list and place “for sale” and/or “for lease” banners and signs on the leased premises during the period of January 1, 2023 to December 31, 2023.

4.   Rent Schedule.  Notwithstanding anything to the contrary provided in the Lease, Lessor and Lessee hereby agree that the monthly rental payment shall be as follows:

•	February 1, 2021 – December 31, 2021 - $55,494.48 per month

•	January 1, 2022 – December 31, 2022 - $56,624.12 per month
•	January 1, 2023 – December 31, 2023 - $58,883.40 per month

Lessee will also continue to make the Deferred Rent Payments in accordance with the Second Amendment to Lease Agreement, referenced herein.

5.   Effect of this Amendment. The Lease, as amended by this Third Amendment, is hereby ratified and affirmed and, except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect. The terms of this Third Amendment shall control over any conflicts between the terms of the Lease and the terms of this Third Amendment.  The Lease, as amended by this Third Amendment, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, hereby superseded and merged herewith.

6.   Governing Law. The Lease and this Third Amendment shall be governed by and construed and interpreted in accordance with the Laws of the United States and the State of Texas.  Harris County, Texas, shall be a proper place of venue to enforce payment or performance under the Lease and this Third Amendment.

7.    Inconsistencies. In the event of any inconsistencies between the Lease and this Third Amendment, the terms of this Third Amendment shall take precedence. Except as expressly set forth in this Third Amendment, the Lease otherwise is unmodified, remains in full force and effect and is incorporated and restated herein as if fully set forth at length.  Each reference in the Lease to itself shall be deemed also to refer to this Third Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Third Amendment effective on the date first set forth above.

LESSOR:

SOHANI HERITAGE TRUST

By: /s/ Shiraz Ali

Name: Shiraz Ali

Title:  President

LESSEE:

LEFT GATE PROPERTY HOLDING, LLC

By: /s/ Deni Stott

Name: Deni Stott

Title: Chief People & Culture Officer